UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2024

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2701 Kent Avenue
West Lafayette, Indiana 47906-1382
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (765) 463-4527
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 9, 2024, Inotiv, Inc. (the “Company”) entered into an Open Market Sale AgreementSM with Jefferies LLC (the “Sale Agreement”), pursuant to which the Company may offer and sell up to $50,000,000 of the Company’s common shares (the “Shares”) from time to time in at-the-market offerings, through Jefferies LLC (“Jefferies”), acting as sales agent. The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-266962), filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2022, as amended, and declared effective by the Commission on August 31, 2022, as supplemented by the prospectus supplement dated August 9, 2024.
Upon delivery of an issuance notice and subject to the terms and conditions of the Sale Agreement, Jefferies will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of The Nasdaq Capital Market to sell the Shares from time to time based upon the Company's instructions, including any price, time or size limits specified by the Company. Under the Sale Agreement, Jefferies may sell the Shares by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.

The compensation to Jefferies for sales of Shares pursuant to the Sale Agreement will be an amount equal to 3.0% of the gross proceeds of any Shares sold under the Sale Agreement. The Company agreed to reimburse Jefferies for certain specified expenses. The Company is not obligated to sell any Shares under the Sale Agreement. The offering of the Shares pursuant to the Sale Agreement will terminate upon the termination of the Sale Agreement by Jefferies or the Company, as permitted therein. Sales pursuant to the Sale Agreement will be made only upon instructions by the Company to Jefferies, and the Company cannot provide any assurances that it will issue any Shares pursuant to the Sales Agreement.
A copy of the Sale Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.
Faegre Drinker Biddle & Reath LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sale Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale Agreement by and between Inotiv, Inc. and Jefferies LLC, dated August 9, 2024.

5.1	Opinion of Faegre Drinker Biddle & Reath LLP.

23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOTIV, INC.

Date: August 9, 2024	By:	/s/ Beth Taylor
	Name:	Beth Taylor
	Title:	Chief Financial Officer Senior Vice President - Finance